Exhibit 99.1

FOR IMMEDIATE RELEASE

O'REILLY AUTOMOTIVE, INC. ANNOUNCES DATES FOR ITS
FIRST QUARTER 2013 EARNINGS RELEASE AND CONFERENCE CALL

-	Earnings Release Date – Wednesday, April 24, 2013, after 5:30 pm Central Time
-	Conference Call Date – Thursday, April 25, 2013, at 10:00 am Central Time

Springfield, MO, April 1, 2013  – O’Reilly Automotive, Inc. (the “Company”) (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, announces the release date for its first quarter 2013 results as Wednesday, April 24, 2013, with a conference call to follow on Thursday, April 25, 2013.

The Company’s first quarter 2013 results will be released after 5:30 p.m. central time on Wednesday, April 24, 2013, and can be viewed, at that time, on the Company’s website at www.oreillyauto.com by clicking on “Investor Relations” and then “News Room”.

Investors are invited to listen to the Company’s conference call discussing the financial results for the first quarter of 2013, on Thursday, April 25, 2013, at 10:00 a.m. central time, via webcast on the Company’s website at www.oreillyauto.com by clicking on “Investor Relations” and then “News Room”.  Interested analysts are invited to join the call.  The dial-in number for the call is (706) 679-5789 and the conference call identification number is 27031351.  A replay of the call will also be available on the Company’s website following the conference call.

O’Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets. Founded in 1957 by the O'Reilly family, the Company operated 4,000 stores in 42 states as of January 19, 2013.

For further information contact:Investor & Media ContactsMark Merz (417) 829-5878